EXHIBIT 99.1

ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF

MESA ENERGY HOLDINGS, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of Mesa Energy Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) as of November 23, 2012, hereby takes the following action, pursuant to Section 228 of the Delaware General Company Law, with respect to all shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents, without a meeting of stockholders, pursuant to Section 228 of Title 8 of the Delaware Code, to the proposal set forth below, as the same is described in the Company’s Consent Solicitation Statement on Schedule 14A, dated [•], 2012 (the “Consent Solicitation”).

(Place an “X” in the appropriate box)

The Board of Directors recommends that Stockholders CONSENT to the following proposals:

Proposal 1.	Asset Purchase Agreement and Plan of Reorganization among Armada Oil, Inc., a corporation organized under the laws of the State of Nevada (“Armada”), the Company and Mesa Energy, Inc., a corporation organized under the laws of the State of Nevada (“MEI”) and a wholly owned subsidiary of the Company, pursuant to which the Company would sell 100% of the issued and outstanding shares of MEI to Armada, with MEI and its subsidiaries becoming wholly owned subsidiaries of Armada; followed by the dissolution of the Company.

Proposal 1

WHEREAS, the board of directors of the Company (the “Board”) has recommended that the Company enter into an Asset Purchase Agreement and Plan of Reorganization (the “Acquisition Agreement”) among Armada Oil, Inc., a corporation organized under the laws of the State of Nevada (“Armada”), the Company and Mesa Energy, Inc., a corporation organized under the laws of the State of Nevada (“MEI”) and a wholly owned subsidiary of the Company, pursuant to which the Company would sell 100% of the issued and outstanding shares of MEI to Armada, with MEI and its subsidiaries becoming wholly owned subsidiaries of Armada (the “Acquisition”); and

WHEREAS, the Board believes that the Acquisition is desirable and in the best interests of the Company and its stockholders; and

WHEREAS, the Board recommends approval of the Acquisition Agreement and the Acquisition and has authorized and directed that the same be submitted to the stockholders of the Company for their consent and approval; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders, and the Acquisition Agreement requires, that the Company be wound up and dissolved immediately upon the consummation of the Acquisition and has authorized and directed that the same be submitted to the stockholders of the Company for their consent and approval;

NOW, THEREFORE, BE IT,

RESOLVED, that the form, terms and provisions of (a) the Acquisition Agreement, substantially in the form approved by the Company’s Board and attached as Exhibit A to the Consent Solicitation, and (b) the Assignment and Assumption Agreement between the Company and MEI (the “Assignment and Assumption Agreement”), substantially in the form approved by the Company’s Board and attached as Exhibit B to the Consent Solicitation, be, and they hereby are, adopted and approved in all respects, and the proper officers of the Company are hereby authorized and directed to enter into the Acquisition Agreement and the Assignment and Assumption Agreement, with such changes therein as the proper officers of the Company, upon consultation with counsel, shall deem desirable, necessary or advisable; and further

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RESOLVED, that the sale by the Company of 100% of the issued and outstanding shares of MEI to Armada, resulting in MEI and its subsidiaries becoming wholly owned subsidiaries of Armada, pursuant to the terms and provisions of the Acquisition Agreement, be, and it hereby is, adopted, confirmed and approved; and further

RESOLVED, that the Acquisition Agreement, the Assignment and Assumption and the other agreements and documents contemplated thereby (collectively, the “Acquisition Documents”) be, and they hereby are, in all respects approved, and that the Chief Executive Officer, President, Secretary and Treasurer of the Company each be authorized to execute the Acquisition Documents and any and all amendments thereto as the Company, upon consultation with counsel, shall deem desirable, necessary or advisable, on behalf of the Company, and the same hereby are ratified and confirmed as legally binding upon the Company; and further

RESOLVED, that, upon the effectiveness of the Acquisition, the officers and directors of this corporation are authorized and directed to take appropriate measures to wind up and dissolve the Company; and further

RESOLVED, that the Chief Executive Officer, President and Secretary of the Company each be authorized and directed to execute a Certificate of Dissolution in accordance with the provisions of Section 275 of the Delaware General Company Law, and to cause that certificate to be filed with the Secretary of State of the State of Delaware; and be it further

RESOLVED, that on commencement of proceedings to wind up the Company, the officers of the Company are authorized and directed to prepare and file such other documents and take such other action as may be necessary or advisable in connection with the winding up and dissolution of the Company; and be it further

RESOLVED, that in connection with the foregoing, the directors and officers of the Company be, and each of them hereby are, authorized, empowered and directed to take all such other actions and to execute and deliver all such other instruments and documents, in the name and on behalf of the Company, and under its corporate seal or otherwise, as in his or her judgment, as evidenced by his or her execution and delivery of such instrument or document, shall be necessary or appropriate to effectuate the foregoing resolutions; and further

RESOLVED, that all actions heretofore taken by the officers, directors, employees and agents of the Company in connection with the transactions described in the foregoing resolutions be, and they hereby are, confirmed and ratified.

Check only one:

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL: PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

TELEPHONE: Call toll-free 1-800-454-8683 and follow the instructions. We recommend that you have your consent card available when you call.

INTERNET: Access “www.proxyvote.com” and follow the on-screen instructions. We recommend that you have your consent card available when you access the web page.

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Dated: ______________, 20____

______________________________________________________________	______________________________________________________________
[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]

______________________________________________________________	______________________________________________________________
[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written consents in substantially the same form, shall be treated as a single consent of stockholders.

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